UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2011

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 2, 2011, UDR, Inc. (the "Company") sent notice to holders of its 4.00% Convertible Notes Due 2035 (the "Notes") that the Company is calling for redemption all of the outstanding Notes pursuant to sections 3.01 and 3.02 of the Indenture dated as of December 19, 2005 (the "Indenture"), by and between the Company (formerly United Dominion Realty Trust, Inc.), as Issuer, and U.S. Bank National Association (as successor in interest to SunTrust Bank, the initial Trustee), as Trustee. The redemption date for the Notes will be April 4, 2011 (the "Redemption Date"). A summary of the redemption procedures relating to the Notes is set forth in the Notice of Redemption, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 8.01.

Subject to and in accordance with the terms and conditions set forth in the Indenture, holders of Notes being called for redemption have the right to convert their Notes at any time until 5:00 p.m., New York City time, on the second business day immediately preceding the Redemption Date. The right to convert the Notes being called for redemption shall therefore expire after 5:00 p.m., New York City time, on March 31, 2011, unless the Company defaults in making the payment due upon redemption. Holders of Notes must comply with the procedures set forth in the Indenture and the Notes in order to effect the conversion of the Notes.

The initial Conversion Rate for the Notes was 35.2988 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $28.33 per share), subject to adjustment under certain circumstances. The Company’s special dividend paid in January 2009 met the criteria to adjust the Conversion Rate and the Conversion Rate was adjusted to 38.7123 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $25.83 per share), which is the Conversion Rate that is in effect as of the date of the Notice of Redemption.

As of the close of business on March 1, 2011, approximately $156.9 million aggregate principal amount of the Notes were outstanding. The outstanding Notes are convertible into an aggregate of approximately 6.1 million shares of Company common stock, based on the current conversion rate of 38.7123 shares of Company common stock for each $1,000 principal amount of the Notes converted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number Description
_______________________
99.1 Notice of Redemption, dated March 2, 2011.
99.2 Press Release, dated March 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

March 2, 2011	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Redemption, dated March 2, 2011.
99.2	Press Release, dated March 2, 2011.